VALENCE TO TRANSFER MANUFACTURING OPERATIONS FROM NORTHERN IRELAND TO CHINA


AUSTIN, TX, AUGUST 13, 2003 -- Valence Technology, Inc. (NASDAQ: VLNC), a leader in the development and commercialization of Saphion(TM) technology and Lithium-ion polymer rechargeable batteries, today announced its plan to transfer manufacturing operations from its Northern Ireland facility to China.

"The efforts of the local team in Northern Ireland have been tremendous, and we greatly appreciate the work they have accomplished over the years," stated Stephan Godevais, chairman and CEO of Valence. "Despite our desire to find appropriate business opportunities for the factory, our partnerships in China have proven to be far more cost effective."

The transfer is expected to take place over the next three months. The Company will maintain a presence in Northern Ireland to support its contract manufacturing partnership with ATL, which has begun production of Saphion(TM) cells for use in the N-Charge(TM) Power System and Valence's joint venture company, Baoding Fengfan-Valence Battery Company Ltd., which was formed in July. The team in Northern Ireland also will manage European sales and marketing activities.

ABOUT VALENCE TECHNOLOGY, INC.

Valence is a leader in the development and commercialization of Saphion(TM) technology and Lithium-ion polymer rechargeable batteries. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(TM) technology and Lithium-ion polymer rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Mallusk, Northern Ireland. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at WWW.VALENCE.COM.

FORWARD-LOOKING STATEMENT

The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for

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the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.


MEDIA CONTACT                                INVESTOR CONTACT

Blanc and Otus Public Relations              Valence Technology
Sue Ellen M. Schaming                        Kevin Mischnick
SSCHAMING@BLANCANDOTUS.COM                   Vice President of Finance
(415) 856-5129                               (512) 527-2900





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